FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2019 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 24, 2019) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI" or the "Company") today reported business results for the first quarter ended March 31, 2019.
First Quarter 2019 Highlights

•	Net revenue of $265.4 million, a 40% increase over the prior year quarter

•	Net income of $11.6 million, compared to $182.0 million in the prior year quarter

◦	Adjusted net income of $25.5 million, compared to $15.8 million in the prior year quarter

•	Adjusted EBITDA of $74.6 million, a 52% increase over the prior year quarter

•	Completed the Presque Isle Downs and Casino ("Presque Isle") acquisition on January 11, 2019

•	On March 5, 2019, we acquired a 61.3% equity ownership interest in Midwest Gaming Holdings, LLC ("Midwest Gaming")

•	Completed the acquisition of certain assets related to the management of Lady Luck Casino Nemacolin ("Lady Luck Nemacolin") on March 8, 2019

CONSOLIDATED RESULTS	First Quarter
(in millions, except per share data)	2019	2018

Net revenue	$265.4	$189.3
Net income from continuing operations	$11.9	$14.1
Diluted EPS from continuing operations	$0.30	$0.32
Net income	$11.6	$182.0
Diluted EPS	$0.29	$4.18
Adjusted net income(a)	$25.5	$15.8
Adjusted diluted EPS(a)	$0.63	$0.36
Adjusted EBITDA(a)	$74.6	$49.2

(a) This is a non-GAAP measure. See explanation and reconciliation of non-GAAP measures below.
FIRST QUARTER 2019 NET INCOME
The Company's first quarter 2019 net income was $11.6 million, comprised of $11.9 million in net income from continuing operations and $0.3 million in net loss from discontinued operations, compared to $182.0 million in the prior year quarter, comprised of $14.1 million in net income from continuing operations and $167.9 million in net income from discontinued operations.
The following items impacted the comparability of the Company's first quarter net income from continuing operations:

•	$6.6 million after-tax impact of our portion of Midwest Gaming's non-cash recapitalization costs based on our percentage ownership of Midwest Gaming;

•
$2.8 million non-cash tax impact related to the re-measurement of our net deferred tax liabilities based on an increase in revenue related to states with higher tax rates compared to the prior year quarter; and

•	$2.5 million after-tax increase in expenses primarily related to higher transaction expenses and pre-opening expenses.
Excluding these items, first quarter 2019 net income from continuing operations increased $9.7 million primarily due to the following:

•	$12.5 million after-tax increase driven by the results of our operations and equity in income from our unconsolidated affiliates.

•	Partially offset by $2.8 million after-tax increase in interest expense associated with higher outstanding debt balances.
The Company's first quarter 2019 net income from discontinued operations decreased by $168.2 million compared to the prior year quarter related to net income from Big Fish Games, Inc. ("Big Fish Games"), driven by the $168.3 million after-tax gain on the sale of Big Fish in January 2018 (the “Big Fish Transaction”).
Due to the Big Fish Transaction, the Company has presented Big Fish Games as held for sale and discontinued operations in the condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q.
SEGMENT RESULTS
During the first quarter of 2019, we realigned our operating segments to reflect the internal management reporting used by our chief operating decision maker to evaluate results of operations and to assess performance and allocate resources. As a result of such alignment, our three reportable segments are: Churchill Downs, Online Wagering, and Gaming. The Churchill Downs segment includes live and historical pari-mutuel racing related revenue and expenses at Churchill Downs Racetrack and Derby City Gaming. The Online Wagering segment includes the revenue and expenses for the TwinSpires business ("TwinSpires") and the online sports betting and iGaming business. The Gaming segment includes revenue and expenses for the casino properties and associated racetrack or Jai Alai facilities which support the casino license as applicable. Effective January 1, 2019, the Company does not allocate corporate and other related expenses to the operating segments in the accompanying condensed consolidated statements of comprehensive income in this press release and our Quarterly Report on Form 10-Q. Prior year results were reclassified to conform to this presentation. Refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2019 for further details regarding our segment realignment.
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Churchill Downs	First Quarter
(in millions)	2019	2018

Net revenue	$21.4	$2.3
Adjusted EBITDA	1.4	(6.0)
For the first quarter of 2019, net revenue increased $19.1 million from the first quarter of the prior year due to a $18.7 million increase from the opening of Derby City Gaming in September 2018 and a $0.4 million increase at Churchill Downs Racetrack.

Adjusted EBITDA increased $7.4 million from the first quarter of the prior year primarily due to the opening of Derby City Gaming in September 2018, which contributed $7.6 million of Adjusted EBITDA, partially offset by a $0.2 million decrease at Churchill Downs Racetrack.

Online Wagering	First Quarter
(in millions)	2019	2018

Net revenue	$63.4	$63.6
Adjusted EBITDA	16.9	17.9
For the first quarter of 2019, TwinSpires net revenue decreased $0.3 million from the prior year. Active players grew 2.4% while net revenue per active player declined 3.3%. Handle grew 0.1% during the first quarter 2019 compared to the prior year, which outpaced the U.S. thoroughbred industry performance by 3.5 percentage points. Industry handle was down due to the shift in racing dates at Oaklawn Park Racetrack from the first quarter of 2019 to the second quarter of 2019, the impact of inclement weather and Santa Anita race date cancellations in the first quarter of 2019.
Adjusted EBITDA decreased $1.0 million due to our online sports betting and iGaming operations, which launched during the first quarter of 2019. TwinSpires' Adjusted EBITDA was flat compared to the prior year quarter.

Gaming	First Quarter
(in millions)	2019	2018

Net revenue	$170.1	$112.5
Adjusted EBITDA	64.8	46.4
For the first quarter of 2019, net revenue increased $57.6 million from the prior year primarily driven by:

•	$29.7 million increase due to the acquisition of Presque Isle in January 2019;

•	$18.4 million increase due to the consolidation of Ocean Downs as a result of the acquisition of the remaining 37.5% of Ocean Downs in August 2018;

•	$3.9 million increase at our Mississippi properties primarily due to the opening of our retail BetAmerica Sportsbooks at both properties in August 2018;

•
$3.4 million increase at Fair Grounds and VSI primarily due to two additional off-track betting and video poker facilities opening during 2018, successful marketing and promotional activities, and increased handle; and

•	$2.3 million increase due to the acquisition of certain assets related to the management of Lady Luck Nemacolin.

•	Partially offsetting these increases was a $0.1 million decrease from other sources.
Adjusted EBITDA increased $18.4 million primarily driven by:

•
$13.1 million increase from the acquisition of the 61.3% equity investment in Midwest Gaming in March 2019, the acquisition of Presque Isle in January 2019, and the acquisition of certain assets related to the management of Lady Luck Casino Nemacolin in March 2019;

•	$2.4 million increase from our Mississippi properties primarily due to the opening of our retail BetAmerica Sportsbooks at both properties in August 2018;

•	$1.8 million increase from Fair Grounds and VSI primarily due to two additional off-track betting and video poker facilities opening during 2018;

•	$1.0 million increase from Ocean Downs due to VLT performance; and

•	$1.0 million increase from our equity investment at MVG.

•
Partially offsetting these increases were a $0.5 million decrease at Calder due to favorable insurance reserve adjustments in the prior year quarter that did not recur in 2019 and an increase in professional and legal fees in the first quarter of 2019. Also, Oxford decreased $0.4 million primarily due to inclement weather.

Capital Management
The Company repurchased 282,416 shares of its common stock in conjunction with its $300.0 million publicly announced share repurchase program at a total purchase price of $25.0 million in the first quarter of 2019, based on trade date. We had approximately $243.0 million repurchase authority remaining under this program as of March 31, 2019, based on trade date.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 25, 2019, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 7187939 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, April 25, 2019, and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enable management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; recapitalization costs related to the Midwest Gaming transaction; transaction expense, which includes acquisition and disposition related charges, Calder exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes CDI's portion of the EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Transaction expense, net which includes:

◦	Acquisition and disposition related charges, including fair value adjustments related to earnouts and deferred payments;

◦	Calder Racing exit costs; and

◦	Other transaction expense, including legal, accounting, and other deal-related expense;

•	Stock-based compensation expense;

•	Recapitalization costs related to the Midwest Gaming transaction;

•	Asset impairments;

•	Gain on Ocean Downs/Saratoga Transaction;

•	Loss on extinguishment of debt;

•	Pre-opening expense; and

•	Other charges, recoveries and expenses
For purposes of segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the condensed consolidated statements of comprehensive income. Refer to the reconciliation of comprehensive income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, online and gaming entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate the largest legal online horseracing wagering platform in the U.S., through our TwinSpires business. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and VLTs and approximately 200 table games in eight states. In August 2018, we launched our BetAmerica Sportsbook at our two Mississippi casino properties and have announced plans to enter additional U.S. sports betting and iGaming markets. Derby City Gaming, the first historical racing machine ("HRM") facility in Louisville, Kentucky, was opened in September 2018 with 900 HRM machines. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this presentation contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; number of people attending and wagering on live horse races; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; our inability to utilize and provide totalisator services; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; changes in regulatory environment of our online horseracing business; increase in competition in our online horseracing; uncertainty and changes in the legal landscape relating to our online wagering business; legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; and concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2019	2018
Net revenue:
Churchill Downs	$21.0	$2.0
Online Wagering	63.1	63.2
Gaming	168.8	111.5
All Other	12.5	12.6
Total net revenue	265.4	189.3
Operating expense:
Churchill Downs	23.4	9.9
Online Wagering	45.1	44.0
Gaming	125.0	79.6
All Other	15.5	16.3
Selling, general and administrative expense	24.9	18.4
Transaction expense, net	3.5	1.4
Total operating expense	237.4	169.6
Operating income	28.0	19.7
Other income (expense):
Interest expense, net	(13.7)	(9.6)
Equity in income of unconsolidated investments	4.1	6.5
Miscellaneous, net	—	0.1
Total other income (expense)	(9.6)	(3.0)
Income from continuing operations before provision for income taxes	18.4	16.7
Income tax provision	(6.5)	(2.6)
Income from continuing operations, net of tax	11.9	14.1
(Loss) income from discontinued operations, net of tax	(0.3)	167.9
Net income	$11.6	$182.0
Net income (loss) per common share data - basic:
Continuing operations	$0.30	$0.33
Discontinued operations	$(0.01)	$3.87
Net income per common share data - basic	$0.29	$4.20
Net income (loss) per common share data - diluted:
Continuing operations	$0.30	$0.32
Discontinued operations	$(0.01)	$3.86
Net income per common share data - diluted	$0.29	$4.18

Weighted average shares outstanding:
Basic	40.4	43.3
Diluted	40.6	43.5
Other comprehensive income (loss):
Foreign currency translation, net of tax	$—	$0.6
Change in pension benefits, net of tax	—	(0.2)
Other comprehensive income (loss)	—	0.4
Comprehensive income	$11.6	$182.4

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$119.7	$133.3
Restricted cash	37.7	40.0
Accounts receivable, net	47.5	28.8
Income taxes receivable	16.7	17.0
Other current assets	37.8	22.4
Total current assets	259.4	241.5
Property and equipment, net	866.5	757.5
Investment in and advances to unconsolidated affiliates	625.7	108.1
Goodwill	363.8	338.0
Other intangible assets, net	345.0	264.0
Other assets	18.1	16.1
Total assets	$2,478.5	$1,725.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$72.1	$47.0
Purses payable	16.1	15.8
Account wagering deposit liabilities	30.7	29.6
Accrued expense	78.0	89.8
Current deferred revenue	96.8	47.9
Current maturities of long-term debt	4.0	4.0
Dividends payable	—	22.5
Total current liabilities	297.7	256.6
Long-term debt, net of current maturities and loan origination fees	386.5	387.3
Notes payable, net of debt issuance costs	1,084.3	493.0
Non-current deferred revenue	21.0	21.1
Deferred income taxes	194.0	78.2
Other liabilities	38.1	15.7
Total liabilities	2,021.6	1,251.9
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 150.0 shares authorized; 40.2 shares issued and outstanding at March 31, 2019 and 40.4 shares at December 31, 2018	—	—
Retained earnings	457.8	474.2
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	456.9	473.3
Total liabilities and shareholders' equity	$2,478.5	$1,725.2

CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Three Months Ended March 31,
(in millions)	2019	2018
Cash flows from operating activities:
Net income	$11.6	$182.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20.8	13.8
Gain on sale of Big Fish Games	—	(219.5)
Distributions from unconsolidated affiliates	6.0	4.5
Equity in income of unconsolidated affiliates	(4.1)	(6.5)
Stock-based compensation	4.7	6.2
Deferred income taxes	6.4	2.1
Other	0.4	(3.2)
Changes in operating assets and liabilities, net of business acquisitions and dispositions:
Income taxes	0.3	52.4
Deferred revenue	46.2	35.8
Other assets and liabilities	(22.0)	(11.7)
Net cash provided by operating activities	70.3	55.9
Cash flows from investing activities:
Capital maintenance expenditures	(13.9)	(7.5)
Capital project expenditures	(14.2)	(26.5)
Acquisition of businesses, net of cash acquired	(171.3)	—
Proceeds from sale of Big Fish Games	—	970.7
Investments in and advances to unconsolidated affiliates	(409.8)	—
Other	(9.9)	—
Net cash (used in) provided by investing activities	(619.1)	936.7
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	1,231.9	100.9
Repayments of borrowings under long-term debt obligations	(632.9)	(343.9)
Big Fish Games earnout payment	—	(31.8)
Big Fish Games deferred payment	—	(26.4)
Payment of dividends	(22.2)	(23.7)
Repurchase of common stock	(34.1)	(514.4)
Debt issuance costs	(7.5)	—
Other	(2.3)	(4.5)
Net cash provided by (used in) financing activities	532.9	(843.8)
Net (decrease) increase in cash, cash equivalents and restricted cash	(15.9)	148.8
Effect of exchange rate changes on cash flows	—	(0.1)
Cash, cash equivalents and restricted cash, beginning of period	173.3	85.5
Cash, cash equivalents and restricted cash, end of period	$157.4	$234.2

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP net income	$11.6	$182.0

Adjustments, continuing operations:
Recapitalization costs related to Midwest Gaming	8.3	—
Transaction expense, net	3.5	1.4
Pre-opening expense and other expense	1.7	0.6
Income tax impact on net income adjustments(a)	(2.7)	(0.3)
Re-measurement of net deferred tax liabilities	2.8	—
Total adjustments, continuing operations	13.6	1.7
Gain on Big Fish Transaction, net of tax(b)	—	(168.3)
Big Fish Games net loss(b)	0.3	0.4
Total adjustments	13.9	(166.2)
Adjusted net income	$25.5	$15.8

Adjusted diluted EPS	$0.63	$0.36

Weighted average shares outstanding - Diluted	40.6	43.5

(a) The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b) Due to the Big Fish Transaction, the Big Fish Games segment is presented as a discontinued operation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2019	2018
Net revenue from external customers:
Churchill Downs:
Churchill Downs Racetrack	$2.3	$2.0
Derby City Gaming	18.7	—
Total Churchill Downs	21.0	2.0
Online Wagering:
TwinSpires	63.0	63.2
Online Sports Betting and iGaming	0.1	—
Total Online Wagering	63.1	63.2
Gaming:
Oxford	23.9	24.2
Calder	25.4	24.9
Riverwalk	16.3	14.4
Harlow’s	15.3	13.3
Fair Grounds and VSI	37.5	34.4
Ocean Downs	18.4	—
Presque Isle	29.7	—
Lady Luck Nemacolin	2.3	—
Saratoga	—	0.3
Total Gaming	168.8	111.5
All Other	12.5	12.6
Net revenue from external customers	$265.4	$189.3

Intercompany net revenue:
Churchill Downs	$0.4	$0.3
Online Wagering	0.3	0.4
Gaming	1.3	1.0
All Other	2.2	2.4
Eliminations	(4.2)	(4.1)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$1.4	$60.5	$12.2	$74.1	$7.5	$81.6
Historical racing	17.7	—	—	17.7	—	17.7
Racing event-related services	—	—	1.5	1.5	—	1.5
Gaming	—	0.1	146.6	146.7	—	146.7
Other	1.9	2.5	8.5	12.9	5.0	17.9
Total	$21.0	$63.1	$168.8	$252.9	$12.5	$265.4

	Three Months Ended March 31, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$1.3	$61.0	$10.6	$72.9	$7.9	$80.8
Historical racing	—	—	—	—	—	—
Racing event-related services	—	—	1.4	1.4	—	1.4
Gaming	—	—	93.9	93.9	—	93.9
Other	0.7	2.2	5.6	8.5	4.7	13.2
Total	$2.0	$63.2	$111.5	$176.7	$12.6	$189.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$21.4	$63.4	$170.1	$254.9	$14.7	$(4.2)	$265.4

Taxes & purses	(6.2)	(3.3)	(65.0)	(74.5)	(3.7)	—	(78.2)
Marketing & advertising	(1.1)	(1.0)	(5.1)	(7.2)	(0.1)	0.2	(7.1)
Salaries & benefits	(5.2)	(2.5)	(24.5)	(32.2)	(4.6)	—	(36.8)
Content expense	(0.5)	(32.1)	(1.2)	(33.8)	(1.8)	3.7	(31.9)
Selling, general & administrative expense	(1.7)	(1.8)	(6.4)	(9.9)	(9.5)	0.2	(19.2)
Other operating expense	(5.3)	(5.8)	(19.0)	(30.1)	(3.5)	0.1	(33.5)
Other income	—	—	15.9	15.9	—	—	15.9
Adjusted EBITDA	$1.4	$16.9	$64.8	$83.1	$(8.5)	$—	$74.6

	Three Months Ended March 31, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$2.3	$63.6	$112.5	$178.4	$15.0	$(4.1)	$189.3

Taxes & purses	(0.7)	(3.4)	(38.0)	(42.1)	(4.0)	—	(46.1)
Marketing & advertising	(0.3)	(0.8)	(3.6)	(4.7)	(0.1)	0.1	(4.7)
Salaries & benefits	(3.1)	(2.1)	(16.9)	(22.1)	(5.3)	—	(27.4)
Content expense	(0.4)	(32.2)	(0.9)	(33.5)	(1.8)	3.3	(32.0)
Selling, general & administrative expense	(1.0)	(1.4)	(3.8)	(6.2)	(9.1)	0.3	(15.0)
Other operating expense	(2.8)	(5.8)	(13.7)	(22.3)	(3.9)	0.4	(25.8)
Other income	—	—	10.8	10.8	0.1	—	10.9
Adjusted EBITDA	$(6.0)	$17.9	$46.4	$58.3	$(9.1)	$—	$49.2

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2019	2018
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$11.6	$182.4
Foreign currency translation, net of tax	—	(0.6)
Change in pension benefits, net of tax	—	0.2
Net income	11.6	182.0
Loss (income) from discontinued operations, net of tax	0.3	(167.9)
Income from continuing operations, net of tax	11.9	14.1

Additions:
Depreciation and amortization	20.8	13.8
Interest expense	13.7	9.6
Income tax provision	6.5	2.6
EBITDA	$52.9	$40.1

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$4.7	$2.8
Other charges	0.5	—
Pre-opening expense	1.3	0.6
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	3.5	4.3
Recapitalization costs related to Midwest Gaming	8.2	—
Transaction expense, net	3.5	1.4
Total adjustments to EBITDA	21.7	9.1
Adjusted EBITDA	$74.6	$49.2

Adjusted EBITDA by segment:
Churchill Downs	$1.4	$(6.0)
Online Wagering	16.9	17.9
Gaming	64.8	46.4
Total segment Adjusted EBITDA	83.1	58.3
All Other	(8.5)	(9.1)
Total Adjusted EBITDA	$74.6	$49.2

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL OPERATIONAL METRICS
(Unaudited)

	First Quarter
(in millions)	2019	2018	Change
Gaming(a)
Revenue	$170.1	$112.5	$57.6
Adjusted EBITDA	64.8	46.4	18.4
Margin	38.1%	41.2%	(3.1)%

Wholly-owned casino margin(b)	31.4%	36.0%	(4.6)%
Same store wholly-owned casino margin(c)	36.5%	36.0%	0.5%
(a) Gaming revenue and Adjusted EBITDA includes the casino and racing related results.
(b) Wholly-owned casino margin only includes the following casino related results:

•	Calder Casino

•	Fair Grounds Slots and VSI

•	Harlow's Casino

•	Lady Luck Nemacolin

•	Ocean Downs Casino

•	Oxford Casino

•	Presque Isle Casino

•	Riverwalk Casino
(c) Same store wholly-owned casino margin excludes Ocean Downs, Presque Isle and Lady Luck Nemacolin results for the first quarter ended March 31, 2019.

CHURCHILL DOWNS INCORPORATED
UNCONSOLIDATED AFFILIATES' FINANCIAL RESULTS
(Unaudited)

Summarized below are the financial results for our unconsolidated affiliates:

	Summarized Income Statement
	Three Months Ended March 31,
(in millions)	2019(a)	2018(b)
Net revenue	$89.5	$107.4

Operating and SG&A expense	61.0	84.1
Depreciation and amortization	2.2	6.6
Total operating expense	63.2	90.7
Operating income	26.3	16.7
Interest and other, net	(17.0)	(2.9)
Net income	$9.3	$13.8

	Summarized Balance Sheet
(in millions)	March 31, 2019(a)	December 31, 2018(c)
Assets
Current assets	$67.1	$24.0
Property and equipment, net	243.6	95.7
Other assets, net	235.4	106.7
Total assets	$546.1	$226.4

Liabilities and Members' Equity
Current liabilities	$87.2	$21.2
Long-term debt	752.3	—
Other liabilities	7.5	—
Members' equity	(300.9)	205.2
Total liabilities and members' equity	$546.1	$226.4

(a) Three months ended March 31, 2019 summarized income statement information and March 31, 2019 summarized balance sheet information include the following equity investments: MVG, Midwest Gaming from the transaction date of March 5, 2019, and two other immaterial joint ventures.
(b) Three months ended March 31, 2018 summarized income statement information include the following equity investments: MVG, Saratoga New York, Saratoga Colorado, Ocean Downs, and two other immaterial joint ventures.
(c) December 31, 2018 summarized balance sheet information included MVG and two other immaterial joint ventures.